Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129294), Form S-8 (No. 333-189240) and Form S-3 (No. 333-175073) of Rexahn Pharmaceuticals, Inc., of our report dated March 21, 2014 relating to the financial statements, which appear in this Form 10-K.

/s/ ParenteBeard LLC

Reading, Pennsylvania
March 21, 2014